UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders

On December 18, 2015, Infoblox Inc. (the “Registrant”) held its 2015 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

1. To elect three Class I directors, each to serve until the third annual meeting of stockholders following the Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Jesper Andersen	44,126,267	240,440	10,773,937
Laura C. Conigliaro	43,938,432	428,275	10,773,937
Fred M. Gerson	44,119,127	247,580	10,773,937

Each of the directors named under Proposal No. 1 was elected.
2. To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending July 31, 2016:

For	Against	Abstain
54,832,310	267,125	41,209

3. Advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
39,112,646	5,221,871	32,190	10,773,937

Item 8.01. Other Events

As previously disclosed, on November 2, 2015, Michael L. Goguen resigned from the Board of Directors of Registrant effective immediately following the Meeting. Richard E. Belluzzo has been appointed to replace Mr. Goguen as Chairman of the Board of Directors of the Registrant, effective immediately upon Mr. Goguen’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date: December 21, 2015		/s/ Stephen Yu
	By:	Stephen Yu
Executive Vice President and General Counsel